EXHIBIT 2.1
AGREEMENT CONCERNING JOINT FILING
OF SCHEDULE 13D
     The undersigned agree as follows:
     (i) each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and
     (ii) each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate.
     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

Dated: June 21, 2011	V. PREM WATSA
	By:	/s/ V. Prem Watsa
1109519 ONTARIO LIMITED
	By:	/s/ V. Prem Watsa
		Name:	V. Prem Watsa
		Title:	President

THE SIXTY TWO INVESTMENT COMPANY LIMITED
	By:	/s/ V. Prem Watsa
		Name:	V. Prem Watsa
		Title:	President

810679 ONTARIO LIMITED
	By:	/s/ V. Prem Watsa
		Name:	V. Prem Watsa
		Title:	President

FAIRFAX FINANCIAL HOLDINGS LIMITED
	By:	/s/ V. Prem Watsa
		Name:	V. Prem Watsa
		Title:	Chairman and Chief Executive Officer

ODYSSEY REINSURANCE COMPANY
	By:	/s/ Kirk Reische
		Name:	Kirk Reische
		Title:	Vice President

ZENITH INSURANCE COMPANY
	By:	/s/ Stanley Zax
		Name:	Stanley Zax
		Title:	Chief Executive Officer and Chairman

UNITED STATES FIRE INSURANCE COMPANY
By:	/s/ Paul Bassaline
	Name:	Paul Bassaline
	Title:	Vice President and Assistant Controller

THE NORTH RIVER INSURANCE COMPANY
By:	/s/ Paul Bassaline
	Name:	Paul Bassaline
	Title:	Vice President and Assistant Controller